Exhibit 1.1

Ally Financial Inc.

Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A

UNDERWRITING AGREEMENT

March 22, 2011

To:	Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

as Representatives of the several Underwriters

named in Schedule III hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Ally Financial Inc. (f/k/a GMAC Inc.), a Delaware corporation (the “Company”), has issued to GM Preferred Finance Co. Holdings LLC, a Delaware limited liability company (“GM HoldCo”) and an indirect wholly-owned subsidiary of General Motors Company, 1,021,764 shares of Fixed Rate Perpetual Preferred Stock, Series A with a liquidation amount of $1,000 per share (the “Outstanding Securities”). Prior to the settlement of the offering of the Securities (as defined below), the Outstanding Securities will be amended and designated Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A with a liquidation amount of $25 per a share (the “Securities”), and the number of shares to be sold by the Selling Securityholder will be adjusted to 40,870,560. GM HoldCo (the “Selling Securityholder”) proposes, upon the terms and conditions set forth herein, to sell the Securities to the several underwriters named in Schedule III hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-165610), including a related form of prospectus, on Form S-3, relating to the securities (the “Shelf Securities”), including the Securities, to be offered and sold from time to time. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), together with any amendments or supplements thereto as of its most recent effective date is hereinafter referred to as the “Registration Statement.” “Preliminary Prospectus” means any preliminary prospectus related to the Securities filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act prior to filing of the Final Prospectus (as defined below). “Final Prospectus” means the final prospectus, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto. As used herein, the terms “Registration Statement,” “Preliminary Prospectus” and “Final Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any free writing prospectus shall include all documents subsequently filed by the

Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

The Selling Securityholder and the Company wish to confirm as follows their agreement with you and the other several Underwriters listed on Schedule III on whose behalf you are acting, in connection with the several purchases of the Securities by the Underwriters. To the extent there are no additional Underwriters listed on Schedule III other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

1. Representations and Warranties.

(a) The Company represents and warrants to and agrees with each Underwriter that:

(i) The Registration Statement has become effective upon filing; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement for the offering and sale of the Securities, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(ii) (A) (1) At the respective times the Registration Statement and each amendment thereto became effective, (2) at each deemed effective date with respect to the Underwriters relating to the offering of the Securities contemplated by this Agreement pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (3) as of the time the Securities are sold to the Underwriters pursuant to this Agreement (the “Time of Sale”) and (4) at the Settlement Date (as defined below), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (B) the Preliminary Prospectus complied, at the time it was filed with the Commission and as of the Time of Sale, in all material respects with the Securities Act and the rules and regulations under the Securities Act; (C) the Final Prospectus will comply, as of the date that such document is filed with the Commission and as of the Settlement Date, in all material respects with the Securities Act and the rules and regulations under the Securities Act; and (D) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(iii) (A) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) as of the Time of Sale, the Preliminary Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) as of its date, the Final Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (D) at the Settlement Date, the Final Prospectus (as amended and supplemented at such Settlement Date) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (E) the electronic road show listed on Schedule II hereto, when taken together as a whole with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in each of clauses (A), (B), (C), (D) and (E) shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of themselves or any other Underwriter expressly for use in the Registration Statement, Final Prospectus or in the General Disclosure Package.

(iv) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date, did not include any material information that conflicted, conflicts or will conflict with the information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus. Except for the Permitted Free Writing Prospectuses, the Company has not prepared, used or referred to, and will not prepare, use or refer to, any free writing prospectus other than in accordance with Sections 5(a) and 5(j).

(v) (A)(1) At the time of filing of the Registration Statement and (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (B)(1) at the time of filing of the Registration Statement, (2) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (3) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(vi) This Agreement has been duly authorized, executed and delivered by the Company.

(vii) The Securities have been duly and validly authorized by the Company and are validly issued, fully paid and non-assessable, and upon amendment will conform in all material respects to all descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto; and the issuance of the Securities was not subject to preemptive or other similar rights.

(viii) The Company has been duly formed and is validly existing as a corporation in good standing in the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and Final Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing (or equivalent status) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean, with respect to the Company, a material adverse effect on the properties, business, results of operations, financial condition and stockholders’ equity of the Company and its subsidiaries taken as a whole.

(ix) The offer and sale of the Securities and the execution, delivery of, and the performance of the Company’s obligations under this Agreement and the Securities, (x) did not and will not require any consent, approval, authorization or filing with or other order of any court, regulatory body, administrative agency or other governmental body, except such as may have already been obtained, taken or made and except for such consents, approvals, authorizations or filings with or other order of any court, regulatory body, administrative agency or other governmental body as are set forth in the General Disclosure Package and the Final Prospectus and; and (y) did not and will not conflict with, result in a breach or violation or imposition of any material lien, charge or encumbrance upon, any property or assets of the Company pursuant to (i) the Certificate of Incorporation or Bylaws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which in the case of (ii) or (iii) would reasonably be expected to have a Material Adverse Effect.

(x) To the knowledge of the Company, there has not been threatened or instituted and there is not pending before any court, agency, authority or other tribunal any action, suit or proceeding by any government or governmental, regulatory or administrative agency or authority or by any other person, domestic or foreign, or any judgment, order or injunction entered, enforced or deemed applicable by any such court, authority, agency or tribunal which challenges or seeks to make illegal, directly or indirectly restrains or prohibits, the offer and sale of the Securities or the other transactions contemplated by this Agreement.

(xi) The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder.

(xii) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xiii) Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the notes thereto) as of December 31, 2009 and 2010 and for each of the years in the three-year period ending December 31, 2010 incorporated by reference in the General Disclosure Package and the Final Prospectus, are independent public or certified accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act and the rules of The Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte & Touche LLP have been approved by the appropriate audit committee of the Company.

(xiv) The financial statements, together with the related schedules and notes, included or incorporated by reference in the General Disclosure Package and the Final Prospectus present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data included or incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 fairly presents the information set forth therein on a basis consistent with that of the audited financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus.

(xv) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) the Company’s internal control over financial reporting includes policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the consolidated financial statements; the Company’s auditors and the appropriate audit committee of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(xvi) The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xvii) The Company is a duly registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System, and the deposit accounts of the Company’s subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC.

(xviii) The Company is not now, nor after giving effect to the transactions contemplated hereby will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xix) Except as otherwise disclosed in the General Disclosure Package or the Final Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package or the Final Prospectus, there has been no Material Adverse Effect or any development involving a prospective Material Adverse Effect.

(xx) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate (other than, if applicable, the Selling Securityholder) of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates (other than, if applicable, the Selling Securityholder) have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith in all material respects.

(xxi) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate (other than, if applicable, the Selling Securityholder) of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(b) The Selling Securityholder represents and warrants to and agrees with each Underwriter that:

(i) The Selling Securityholder now has and at the Settlement Date will have good and marketable title to the Securities to be sold by it, which title as of the Settlement Date will be free and clear of any liens, encumbrances, equities and claims, and has full right, power and authority to effect the sale and delivery of the Securities; and upon the delivery of, against payment for, the Securities pursuant to this Agreement, and assuming a purchaser or the Underwriters, as applicable, does not have notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York), such purchaser or the Underwriters, as applicable, will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(ii) The Selling Securityholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Securityholder.

(iii) No consent, approval or waiver is required under any instrument or agreement to which the Selling Securityholder is a party or by which the Selling Securityholder is bound in connection with the offering, sale or purchase by the Underwriters of any of the Securities which may be sold by the Selling Securityholder under this Agreement or the consummation by the Selling Securityholder of any of the other transactions contemplated hereby.

2. Agreements to Sell and Purchase.

(a) The Selling Securityholder hereby agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter, and, upon the basis of the representations, warranties and agreements of the Company and the Selling Securityholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Selling Securityholder the number of Securities set forth opposite the name of such Underwriter in Schedule III hereto at a purchase price of $24.5625 per Security.

(b) The Company agrees that it will pay to the Underwriters, on the Settlement Date, $0.1500 per Security sold to retail investors, as compensation for their services performed herein with respect to such retail sales.

(c) At the Time of Sale and the Settlement Date, the Company shall be deemed to have affirmed each of its representations and warranties contained in this Agreement; provided that if a representation or warranty is by its terms made as of a specific date, such representation or warranty shall be deemed affirmed only on and as of such date. At the Time of Sale and the Settlement Date, the Selling Securityholder shall be deemed to have affirmed in all material respects its representations and warranties contained in this Agreement; provided that if a representation or warranty is by its terms made as of a specific date, such representation or warranty shall be deemed affirmed only on and as of such date. Any obligation of an Underwriter to purchase the Securities from the Selling Securityholder shall be subject (x)(i) to the accuracy of the representations and warranties of the Company herein as of the Time of Sale and the Settlement Date and (ii) the accuracy of the representations and warranties in all material respects of the Selling Securityholder herein as of the Time of Sale and the Settlement Date, (y) to the performance by the Company and the Selling Securityholder of their respective obligations hereunder and (z) to the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement.

3. Payment, Delivery and Other Obligations.

(a) Delivery to the Underwriters of, and payment for, the Securities shall be made at the office of Davis Polk Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 9:30 A.M., New York City time, on March 25, 2011 (the “Settlement Date”). The place of closing for the Securities and the Settlement Date may be varied by agreement among the Representatives, the Company and the Selling Securityholder.

(b) Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters directly or through the Representatives of the gross purchase price thereof to or upon the order of the Selling Securityholder by wire transfer payable in same-day funds to an account specified by the Selling Securityholder. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(c) It is understood that the Representatives, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Selling Securityholder on behalf of any other Underwriter for Securities to be purchased by such Underwriter. Any such payment by the Representatives shall not relieve any such Underwriter of any of its obligations hereunder.

(d) The Company shall pay to the Representatives on the Settlement Date for the accounts of the Underwriters the compensation specified in Section 2(b) of this Agreement. Such payment will be made by wire transfer payable in same-day funds to an account specified by the Representatives.

4. Conditions to the Underwriters’ Obligations. The obligations of the several Underwriters are subject to the following conditions:

(a) The Representatives shall have received on the Settlement Date a certificate of the Company, dated such date and signed by the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package, the Final Prospectus and this Agreement and that (i) the representations and warranties of each of the Company in this Agreement are true and correct as if made on and as of the Settlement Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Settlement Date; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and (iii) since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus, there has not been any change or development that, individually or in the aggregate, has or would have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.

(b) The Representatives shall have received on the Settlement Date a certificate of the Selling Securityholder, dated such date and signed by a senior officer of the Selling Securityholder to the effect that the representations and warranties of the Selling Securityholder in this Agreement are true and correct in all material respects on and as of the Settlement Date to the same effect as if made on the Settlement Date. Such officer may rely on the best of his or her knowledge.

(c) The Representatives shall have received on the Settlement Date, opinion of In-House Counsel to the Company, dated such date and addressed to the Representatives, substantially in the form set forth in Exhibit 1.

(d) The Representatives shall have received on the Settlement Date, such opinion or opinions of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated such date and addressed to the Representatives, with respect to the sale of the Securities, the Registration Statement, the Final Prospectus, the General Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Representatives shall have received on the Settlement Date, an opinion and negative assurance letter of Davis Polk & Wardwell LLP, special counsel to the Company, dated such date and addressed to the Representatives, substantially in the forms set forth in Exhibit 2 and Exhibit 3. Insofar as such opinion(s) involves factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(f) The Representatives shall have received on the Settlement Date, opinion of Kirkland & Ellis LLP, counsel for the Selling Securityholder, dated such date and addressed to the Representatives, substantially in the form set forth in Exhibit 4.

(g) The Representatives shall have received as of the Time of Sale and at the Settlement Date, customary “comfort letters” from Deloitte & Touche LLP that are satisfactory in content and form to the Representatives.

(h) All filings with the Commission required by Rule 424 under the Securities Act and relating to the Securities to have been filed by the Settlement Date and shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)); any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act and relating to the Securities shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(i) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the date of this Agreement, provided that the Representatives shall be given reasonable notice of any amendment before the date of this Agreement prior to the Time of Sale), the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto after the date of this Agreement, provided that the Representatives shall be given reasonable notice of any supplement before the date of this Agreement prior to the Time of Sale), there shall not have been any change, or any development that, individually or in the aggregate, has or would be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus, the effect of which, is, in the sole judgment of the Representatives after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof after the date of this Agreement, provided that the Representatives shall be given reasonable notice of any amendment before the date of this Agreement prior to the Time of Sale), the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

(j) Subsequent to the date hereof, there shall not have been any decrease in the rating of the Securities or any of the Company’s senior or subordinated debt securities or preferred stock by any nationally recognized statistical rating organization or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) The Securities shall have been registered under the Exchange Act.

(l) The Company shall have made application to the list the Securities on the New York Stock Exchange.

(m) Prior to the settlement of the offering of the Securities, the Certificate of Designation of the Securities shall have been amended substantially in the form as attached to Annex A hereto.

(n) Prior to the Settlement Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement with respect to the sale of the Securities, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled with respect to such offering at, or at any time prior to, the Settlement Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Securityholder in writing or by telephone or facsimile confirmed in writing.

5. Covenants of the Company. The Company covenants with the several Underwriters and the Selling Securityholder as follows:

(a) Before amending or supplementing the Registration Statement or the Final Prospectus, to furnish to the Representatives and the Selling Securityholder a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives or the Selling Securityholder reasonably object (other than any Exchange Act filings). To furnish to the Representatives and the Selling Securityholder a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably objects. Not to take any action that would result in the Underwriters, the Selling Securityholder or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters or the Selling Securityholder that the Underwriters or the Selling Securityholder otherwise would not have been required to file thereunder.

(b) To prepare and file a final term sheet, containing solely a description of the final terms of the Securities and the offering thereof, in a form acceptable to the Representatives and the Selling Securityholder (the “Final Term Sheet”) and to file the Final Term Sheet and any other Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, and to provide copies of the Final Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Representatives and the Selling Securityholder via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Representatives or the Selling Securityholder and, at any Representative’s request, to also furnish copies of the Final Prospectus to the New York Stock Exchange, as may be required by the rules or regulation of such exchange.

(c) Prior to the termination of the offering of the Securities, to promptly advise the Representatives and the Selling Securityholder (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(d) If, at any time prior to the filing of the Final Prospectus with respect to the General Disclosure Package, or at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) with respect to the Final Prospectus, any event occurs as a result of which the Final Prospectus or the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Selling Securityholder and the Representatives so that any use of the Final Prospectus or the General Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Final Prospectus or the General Disclosure Package, subject to Section 5(a) above, to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives and the Selling Securityholder via electronic mail in “.pdf” format.

(e) To arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions within the United States as the Representatives reasonably may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority (“FINRA”), if any, in connection with its review of the offering; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where they would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject themselves to taxation in any such jurisdiction if they are not otherwise so subject.

(f) As soon as practicable, to make generally available to its security holders and to the Representatives a consolidated earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Final Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Representatives and the Selling Securityholder, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(e) above, including filing fees in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees in connection with the offering contemplated by this Agreement, including, without limitation, FINRA filing fees, if any, (iv) all advertising charges incurred with the prior consent of the Company, (v) any fees and expenses in connection with the rating of the Securities with the rating agencies, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) 50% of the reasonable fees and expenses of counsel to the Selling Securityholder and (viii) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement for which provision is not otherwise made in this Section 5. It is understood, however, that except as provided in this Section 5, Section 8 and Section 10, the Underwriters will pay all of their costs and expenses, including legal expenses and any advertising expenses connected with any offers the Underwriters may make.

(h) During the period beginning on the date hereof and ending on the Settlement Date, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Securities Act of, any securities of the Company that are substantially similar to the Securities, except for the registration of the Securities and the sales through or to the Underwriters pursuant to this Agreement or with the consent of the Representatives.

(i) Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, except that no agreement is made as to the activities of any Underwriter.

(j) Not to make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto, to which the Representatives reasonably objected to after being furnished such issuer free writing prospectus or free writing prospectus for review; provided the Representatives shall be deemed not to have objected to any Permitted Free Writing Prospectus. In connection with this Section 5(j), each Underwriter, severally and not jointly, covenants and agrees with the Company, not to make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto and other related customary Bloomberg communications, without the consent of the Company, which consent shall not be unreasonably withheld; provided the Company shall be deemed to have consented to any Permitted Free Writing Prospectus and the electronic road show listed on Schedule II hereto. The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) To use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Selling Securityholder in doing, all things necessary, proper or advisable to amend and make effective, the Securities as contemplated by the Final Prospectus.

6. Covenants of the Selling Securityholder. The Selling Securityholder covenants and agrees with the several Underwriters and the Company that it will not prepare or have prepared on its behalf or use, distribute or refer to any free writing prospectus without the prior approval of the Representatives and the Company.

7. [Reserved].

8. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Final Prospectus, the General Disclosure Package, the electronic road show listed on Schedule II hereto used in connection with the offer and sale of the Securities, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto (collectively, the “Indemnity Documents”), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by an Underwriter to the Company expressly for use in the General Disclosure Package or Final Prospectus or any amendment or supplement thereto; provided, however, that the foregoing indemnity agreement with respect to the General Disclosure Package shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter where (i) a reasonable period of time prior to the Time of Sale the Company shall have notified such Underwriter that the General Disclosure Package contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was subsequently corrected in the General Disclosure Package or, where permitted by law, an amendment or supplement and such corrected General Disclosure Package or amendment or supplement was provided to such Underwriter a reasonable amount of time in advance of the Time of Sale such that the corrected General Disclosure Package or amendment or supplement could have been provided to such person prior to such Time of Sale, (iii) such corrected General Disclosure Package or amendment or supplement (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person at or prior to the Time of Sale, and (iv) such loss, claim, damage or liability would not have occurred had the corrected General Disclosure Package or amendment or supplement (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such person as provided for in clause (iii) above.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company who sign the Registration Statement, the directors, the officers, employees, agents of the Company and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and such person’s directors and officers) from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Indemnity Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case as to the Indemnity Documents, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company by an Underwriter expressly for use in the Indemnity Documents. The Company acknowledges that the marketing names of the Underwriters appearing on the front cover page of the Preliminary Prospectus and the Final Prospectus, the names of the Underwriters appearing under the heading “Underwriting” in the Preliminary Prospectus and the Final Prospectus and the statements made in the sixth, eighth and ninth paragraphs under the heading “Underwriting” in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Indemnity Documents.

(c) If any claim, demand, action or proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party pursuant to the preceding sentence or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by such Underwriter, in the case of a party indemnified pursuant to Section 8(a), and by the Company, in the case of a party indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to, or any finding of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Underwriter, on the other hand, from the offering of the Securities or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the relevant Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and such Underwriter, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Selling Securityholder bear to the total commissions received by such Underwriter. The relative fault of the Company, on the one hand, and such Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The indemnity agreements contained in this Section 8 and the representations, warranties and other statements of the Company and the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any indemnified party or on such party’s behalf, any person controlling such indemnified party or any affiliate of such indemnified party or by or on behalf of the indemnified party’s officers or directors and (iii) acceptance of and payment for any of the Securities.

(g) The provisions of Section 8 shall not be deemed to supersede or otherwise affect provisions of Section 9 of the Registration Rights Agreement dated June 30, 2009 by and between the Company and the Selling Securityholder with respect to the rights (including the rights of their respective agents) and obligations of each of them to the other pursuant thereto.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination.

(a) This Agreement shall remain in full force and effect until the earliest to occur of the following: (i) this Agreement is terminated pursuant to Section 10(c) below, (ii) such time as all Securities have been sold pursuant to the terms of this Agreement, or (iii) this Agreement is otherwise terminated by mutual agreement of the Selling Securityholder and the Representatives; provided that any such termination by mutual agreement or pursuant to this clause (a) shall in all cases be deemed to provide that Section 1 and Section 8 of this Agreement shall remain in full force and effect.

(b) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the relevant parties.

(c) The Representatives may terminate this Agreement by notice given to the Company and the Selling Securityholder, if on or after the date hereof and prior to the Settlement Date:

(A) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the Nasdaq National Market, if minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental entity, or trading in any securities of the Company has been suspended or limited by the Commission, the New York Stock Exchange or the Nasdaq National Market, (B) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (C) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, (D) there shall have occurred any outbreak or escalation of hostilities, or any material adverse change in financial markets in the United States or any calamity or crisis that, in the Representatives’ judgment after consultation with the Company and the Selling Securityholder, is likely to have a Material Adverse Effect, in each case, the effect of which is to make it, in the Representatives’ judgment after consultation with the Company, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Prospectus, or (E) any condition specified in Section 4 hereof shall not have been fulfilled when and as required to be fulfilled.

If this Agreement is terminated pursuant this Section 10(c), then each of the Underwriters and the Selling Securityholder shall be released from any of its obligations under Section 3 with respect to the Securities. The Company shall hold the Underwriters harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with the cancellation of any purchase pursuant to this Section 10(c). If the Company is required to make any payments to the Underwriters pursuant to this Section 10 because of the Selling Securityholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 4, the Selling Securityholder shall reimburse the Company on demand for all amounts so paid.

11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule III hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule III hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 11, the Settlement Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Selling Shareholder, the Company, or any nondefaulting Underwriter for damages occasioned by its default hereunder.

12. Entire Agreement.

(a) This Agreement, including the schedules attached hereto, represents the entire agreement among the Company and the Underwriters with respect to the preparation of any Registration Statement, the Preliminary Prospectus or the Final Prospectus, the conduct of the offering and the sale and distribution of the Securities.

(b) The Company and the Selling Securityholder acknowledge that in connection with the offering of the Securities: (i) each Underwriter has acted and will act at arm’s length and owes no fiduciary duties to the Company or the Selling Securityholder, (ii) each Underwriter owes the Company and the Selling Securityholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) each Underwriter may have interests that differ from those of the Company or the Selling Securityholder. The Company and the Selling Securityholder waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Securities.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Representatives shall be delivered, mailed, telefaxed or sent to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010 facsimile number: (212) 325-4296 (Attn: LCD-IBD), Deutsche Bank Securities Inc., 60 Wall Street, 3rd Floor, New York, NY 10005, facsimile number: (212) 797-2201 (Attn: Investment Grade Syndicate), Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, facsimile number: (212) 901-7881 (Attn: Debt Capital Markets Transaction Management/Legal) and Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, facsimile number: (646) 834-8133 (Attn: Syndicate Registration), with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, facsimile number: (212) 269-5420 (Attn: William M. Hartnett, Esq., James J. Clark, Esq. and Brian Kelleher, Esq.); if to the Selling Securityholder shall be delivered, mailed, telefaxed or sent to 400 Renaissance Center, Detroit, MI 48243, facsimile number (313) 667-1426 (Attn: Anne T. Larin, Corporate Secretary), with a copy to Kirkland & Ellis LLP, facsimile numbers: (312) 862-2200 and (212) 446-6460 (Attn: R. Scott Falk, P.C. and Christian O. Nagler, Esq., respectively); and if to the Company shall be delivered, mailed, telefaxed or sent to Ally Financial Inc., 200 Renaissance Center, Detroit, Michigan 48235, Attn: General Counsel, Facsimile: (313) 656-6189, with a copy to: Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Richard A. Drucker, Esq., Facsimile: (212) 701-5745.

17. Authority of the Representatives. Each of the Representatives represents and warrants that it has the power and authority to enter into this Agreement for and on behalf of each of the Underwriters not a direct signatory hereto. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

18. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

19. Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature page follows]

Very truly yours,

ALLY FINANCIAL INC.

By:	/s/ Donna M. DiCicco
	Name:	Donna M. DiCicco
	Title:	Assistant Secretary

GM PREFERRED FINANCE CO. HOLDINGS LLC

By:	/s/ Daniel Ammann
	Name:	Daniel Ammann
	Title:	Chief Executive Officer

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule III hereto.

BARCLAYS CAPITAL INC.

By:	/s/ Steven R. Halperin
	Name:	Steven R. Halperin
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Stephanie M. Ruiz
	Name:	Stephanie M. Ruiz
	Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Marc Fratepietro
	Name:	Marc Fratepietro
	Title:	Managing Director

By:	/s/ Ritu Ketkar
	Name:	Ritu Ketkar
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Matthew Basler
	Name:	Matthew Basler
	Title:	Managing Director

SCHEDULE I

Permitted Free Writing Prospectuses

1. Final Term Sheet

SCHEDULE II

Electronic Road Show

None

SCHEDULE III

Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A

Underwriters	Number of Securities

Credit Suisse Securities (USA) LLC	14,304,696
Deutsche Bank Securities Inc.	11,239,404
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	11,239,404
Barclays Capital Inc.	4,087,056

Total	40,870,560

ANNEX A

Amended Certificate of Designation

Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A

[See Attached]

ANNEX A

FIXED RATE/FLOATING RATE PERPETUAL PREFERRED STOCK, SERIES A OF ALLY FINANCIAL, INC.

Section 1. Designation and Number of Shares. There is hereby created a series of preferred stock designated as the “Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 160,870,560. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer.

Section 2. Definitions. The following terms are used in this Amended Certificate of Designation as defined below:

(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, whether through one of more intermediaries, Controls, is Controlled by or is under common Control with such Person, excluding any employee benefit plan or related trust.

(b) “Board of Directors” means the board of directors of the Issuer.

(c) “Business Day” means any calendar day other than a Saturday, a Sunday or any other day on which commercial banks in Detroit, Michigan or New York, New York are authorized or required to close.

(d) “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(e) “Calculation Agent” means The Bank of New York Mellon or any other successor appointed by the Issuer, acting as calculation agent.

(f) “Charter” means the Issuer’s certificate of incorporation, including each certificate of designations adopted with respect thereto.

(g) “Class C Preferred Stock” means the Issuer’s Preferred Stock, Series C.

(h) “Class E Preferred Stock” means the Issuer’s Fixed Rate Perpetual Preferred Stock, Series E.

(i) “Class F-2 Preferred Stock” means the Issuer’s Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2.

(j) “Class G Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series G.

(k) “Common Stock” means the common stock, par value $0.01 per share, of the Issuer.

(l) “Company Sale” means a transaction with a third Person that is not an Affiliate of the Issuer or group of third Persons that, acting in concert, do not collectively constitute Affiliates of the Issuer, pursuant to which such Person or Persons acquire, in any single transaction or series of related transactions, (i) all of the outstanding Equity Securities of the Issuer, (ii) all or substantially all of the assets of the Issuer and its Subsidiaries or (iii) Equity Securities of the Issuer authorized and issued following June 30, 2009 and possessing the power to elect or appoint a majority of the Board of Directors (or any similar governing body of any surviving or resulting Person).

(m) “Control,” “Controlled” or “Controlling” means, with respect to any Person, any circumstance in which such Person is directly or indirectly controlled by another Person by virtue of the latter Person having the power to (i) elect, or cause the election of (whether by way of voting capital stock, by contract, trust or otherwise), the majority of the members of the Board of Directors or a similar governing body of the first Person, or (ii) direct (whether by way of voting capital stock, by contract, trust or otherwise) the affairs and policies of such Person.

(n) “Dividend Amount” has the meaning set forth in Section 3(d).

(o) “Dividend Determination Date” means, for any Dividend Period in the Floating Rate Period, the second London Banking Day immediately preceding the first day of such Dividend Period.

(p) “Dividend Payment Date” has the meaning set forth in Section 3(c).

(q) “Dividend Period” has the meaning set forth in Section 3(c).

(r) “Dividend Record Date” has the meaning set forth in Section 3(c).

(s) “Entity” means any general partnership, limited partnership, corporation, association, cooperative, joint stock company, trust, limited liability company, business or statutory trust, joint venture, unincorporated organization or Governmental Entity.

(t) “Equity Securities” means, as applicable, (i) any capital stock, membership or limited liability company interests or other share capital, (ii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features, in each case that rank senior to the Designated Preferred Stock with respect to dividends or upon a sale or liquidation of the Issuer, (iii) any share appreciation rights, phantom share rights or other similar rights, or (iv) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iii) above in connection with a combination of shares, recapitalization, merger, consolidation, conversion or other reorganization. For the avoidance of doubt, the term “Equity Securities” shall not include any debt securities that are convertible into or exchangeable for, or any forward contracts that require the counterparty to acquire, Equity Securities that do not rank senior to the Designated Preferred Stock with respect to dividends or upon a sale or liquidation of the Issuer.

(u) “Fiscal Quarter” means each fiscal quarter of the Issuer and its Subsidiaries.

(v) “Fiscal Year” means the fiscal year of the Issuer and shall be the same as its taxable year.

(w) “Fixed Rate” means an amount per annum equal to 8.500% on the Liquidation Amount of such share of Designated Preferred Stock.

(x) “Fixed Rate Period” means the Dividend Periods to but excluding May 15, 2016, for which dividends on the Designated Preferred Stock will be payable at the Fixed Rate.

(y) “Floating Rate” means an amount per annum equal to the Three-Month LIBOR plus 6.243%. The Floating Rate will be reset for each Dividend Period in the Floating Rate Period.

(z) “Floating Rate Period” means the Dividend Periods commencing after the expiration of the Fixed Rate Period, for which dividends on the Designated Preferred Stock will be payable at the Floating Rate.

(aa) “Governmental Entity” means the United States of America or any other nation, any state, province or other political subdivision, any international or supra national entity, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case having jurisdiction over the Issuer or any of its Subsidiaries or any of the property or other assets of the Issuer or any of its Subsidiaries.

(bb) “Holder” means any holder of shares of Designated Preferred Stock.

(cc) “Issuer” means Ally Financial Inc., a Delaware corporation, formerly known as GMAC Inc., and any predecessor entities, including GMAC LLC, a Delaware limited liability company.

(dd) “Junior Stock” means the Common Stock and the Class C Preferred Stock, and each class or series of stock of the Issuer established on or after June 30, 2009, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Designated Preferred Stock and the Parity Stock as to dividend rights or rights upon liquidation, winding-up or dissolution.

(ee) “LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

(ff) “LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.

(gg) “Liquidation Amount” means, with respect to each share of Designated Preferred Stock, $25, as reduced by the aggregate amount of any distributions made by the Issuer with respect to such share of Designated Preferred Stock prior to any date of determination with respect to such share of Designated Preferred Stock under, or in respect of, a dissolution of the Issuer.

(hh) “Liquidation Preference” has the meaning set forth in Section 4(a).

(ii) “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(jj) “Management Company” means GMAC Management LLC, a Delaware limited liability company.

(kk) “Nonpayment” has the meaning set forth in Section 7(b).

(ll) “Original Issue Date” means March 25, 2011.

(mm) “Parity Stock” means (i) each class or series of Preferred Stock established by the Issuer after June 30, 2009, the terms of which expressly provide that such class or series will rank on a parity with the Class E Preferred Stock, the Class F-2 Preferred Stock, the Class G Preferred Stock and the Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively); (ii) the Class E Preferred Stock (iii) the Class F-2 Preferred Stock; and (iv) the Class G Preferred Stock.

(nn) “Person” means any individual or Entity.

(oo) “Plan of Conversion” means the plan of conversion of GMAC LLC into GMAC Inc., dated as of June 30, 2009.

(pp) “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(qq) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(rr) “Ratings Agencies” means, collectively, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings, and, in each case, any successor.

(ss) “Redemption Date” has the meaning set forth in Section 5(b).

(tt) “Redemption Eligibility Date” has the meaning set forth in Section 5(a).

(uu) “Redemption Notice” has the meaning set forth in Section 5(b).

(vv) “Redemption Value” has the meaning set forth in Section 5(b).

(ww) “Replacement Capital Covenant Agreement” means the Replacement Capital Covenant Agreement, dated November 30, 2006, made by the Issuer in favor of and for the benefit of the debt holders named therein.

(xx) “Reuters Screen LIBOR” means the display designated on the Reuters Screen LIBOR (or such other page as may replace Reuters Screen LIBOR on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for United States dollar deposits).

(yy) “Subsidiary” means, with respect to any Person, any other Person of which a majority of the voting interests is owned directly or indirectly by such Person.

(zz) “Three-Month LIBOR” means, with respect to any Dividend Period during the Floating Rate Period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period, as applicable, commencing on the first day of that Dividend Period that appears on the Reuters Screen LIBOR as of 11:00 a.m. (London time) on the LIBOR Determination Date for that Dividend Period, as the case may be. If such rate does not appear on Reuters Screen LIBOR, Three-Month LIBOR will be determined on the basis of the rates at which deposits in United States dollars for a three-month period commencing on the first day of that Dividend Period, as applicable, and in a principal amount of not less than $1 million are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Issuer), at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period, as applicable, for loans in United States dollars to leading European banks for a three-month period, as applicable, commencing on the first day of that Dividend Period and in a principal amount of not less than $1 million. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, Three-Month LIBOR for that Dividend Period, as applicable, will be the same as Three-Month LIBOR as determined for the previous interest period or, in the case of the Dividend Period beginning on May 15, 2016, 0.30900%. The establishment of Three-Month LIBOR for each Dividend Period during the Floating Rate Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

Section 3. Dividends.

(a) Fixed Rate Period. During the Fixed Rate Period, dividends on the Designated Preferred Stock will accrue with respect to each Dividend Period at the Fixed Rate.

(b) Floating Rate Period. During the Floating Rate Period, dividends on the Designated Preferred Stock will accrue with respect to each Dividend Period at the Floating Rate as determined on the Dividend Determination Date for such Dividend Period.

(c) Dividend Payment Dates. Holders of Designated Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, on each share of Designated Preferred Stock with respect to each Dividend Period (as defined below), non-cumulative cash dividends at the Fixed Rate, as described in Section 3(a), from the Original Issue Date to but excluding May 15, 2016, quarterly in arrears, on the 15th day of February, May, August and November of each year (each, a “Dividend Payment Date”), commencing on May 15, 2011, and thereafter at the Floating Rate, as described in Section 3(b), quarterly in arrears on each Dividend Payment Date, commencing on August 15, 2016, in each case without accumulation of any undeclared dividends.

A dividend period (each, a “Dividend Period”) is the period from and including a Dividend Payment Date to but excluding the earlier of a Redemption Date (as defined in Section 5(b)) and the next Dividend Payment Date, except that the initial Dividend Period will commence on and include the Original Issue Date of the Designated Preferred Stock and will end on and exclude the May 15, 2011 Dividend Payment Date.

Dividends payable on the Designated Preferred Stock relating to the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Dividend Payment Date with respect to the Fixed Rate Period is not a Business Day, then the dividends payable with respect to such Dividend Period will be payable on the next succeeding Business Day.

Dividends payable on the Designated Preferred Stock relating to the Floating Rate Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant Dividend Period. If any Dividend Payment Date with respect to a Floating Rate Period is not a Business Day, then the dividends payable with respect to such Dividend Period will be payable on the next succeeding Business Day.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer at the close of business on the corresponding Dividend Record Date. As used herein, “Dividend Record Date” means, with respect to the Dividend Payment Dates of February 15, May 15, August 15 and November 15 of each year, respectively, the preceding February 1, May 1, August 1 and November 1, or such other date, not more than seventy calendar days prior to the Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee thereof with respect to such dividends. Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Dividends on the Designated Preferred Stock are non-cumulative. Consequently, if the Board of Directors or a duly authorized committee thereof does not declare a dividend for any Dividend Period, holders of the Designated Preferred Stock will not be entitled to receive a dividend for such Dividend Period, and such undeclared dividend will not accumulate and be payable, whether or not dividends are declared for any subsequent Dividend Period with respect to the Designated Preferred Stock.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of this Amended Certificate of Designation).

(d) Priority of Dividends. Irrespective of whether the Board of Directors or a duly authorized committee thereof declares a dividend for any Dividend Period, in the event that dividends payable on shares of the Designated Preferred Stock with respect to such Dividend Period (the “Dividend Amount”) have not been paid in full on any Dividend Payment Date, then the Issuer shall not redeem, purchase or otherwise acquire, directly or indirectly, any Junior Stock or Parity Stock, nor shall the Issuer pay any dividends or make any distributions to any Junior Stock until such time as the Issuer has paid the full Dividend Amount with respect to a subsequent Dividend Period. The foregoing limitation shall not apply to: (i) a dividend payable on any Junior Stock in shares of Junior Stock, or to the acquisition of shares of any Junior Stock in exchange for, or through application of the proceeds of the sale of, shares of any Junior Stock; (ii) purchases of fractional interests in shares of any Junior Stock pursuant to the conversion or exchange provisions of such shares of Junior Stock or any securities exchangeable for or convertible into such shares of Junior Stock; (iii) redemptions, purchases or other acquisitions of shares of Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Issuer or any of its Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any of its Subsidiaries), including as trustees or custodians; (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock; and (vii) for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC pursuant to Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion.

In the event the Dividend Amount has not been paid in full on any Dividend Payment Date, no dividends may be declared or paid on any Parity Stock unless (i) such dividends are payable solely in shares of Junior Stock or (ii) dividends are declared on the Designated Preferred Stock such that the respective amounts of such dividends declared on the Designated Preferred Stock and each such other class or series of Parity Stock shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of the Designated Preferred Stock and such class or series of Parity Stock (subject to their having been declared by the Board of Directors or any duly authorized committee thereof out of legally available funds) bear to each other.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock held by them, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution (other than, for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC as provided in Section 5.1(e) of the LLC Agreement and consistent with Section 4(b)of the Plan of Conversion), payment in full in an amount equal to the sum of (i) the Liquidation Amount per share of Designated Preferred Stock, and (ii) an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date) (such amounts collectively, the “Liquidation Preference”). Holders of the Designated Preferred Stock will not be entitled to any other amounts from the Issuer after they have received their full Liquidation Preference.

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any Parity Stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect to any Parity Stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5. Redemption.

(a) The Designated Preferred Stock shall not be redeemable by the Issuer before May 15, 2016 (the “Redemption Eligibility Date”) and shall not be redeemable by the Issuer after the Redemption Eligibility Date except as set forth in this Amended Certificate of Designation.

(b) On any Dividend Payment Date on or after the Redemption Eligibility Date, subject to (i) the prior approval of the Issuer’s banking supervisors and any other required regulatory approval, (ii) compliance with the Replacement Capital Covenant Agreement and (iii) compliance with any other restrictions contained in the terms of any other series of stock as of the date hereof, the Issuer, at its option, may redeem, in whole at any time or in part from time to time, the shares of Designated Preferred Stock then outstanding, by delivering irrevocable written notice to the Holders (a “Redemption Notice”) not less than thirty or more than ninety calendar days prior to the redemption date fixed by the Issuer and specified in the Redemption Notice (such date, the “Redemption Date”), at a price for each share of Designated Preferred Stock (the “Redemption Value”) that is equal to the sum of (A) the Liquidation Amount of such share of Designated Preferred Stock, plus (B) any accrued and unpaid dividends for the period from and including the Dividend Payment Date immediately preceding the Redemption Date to but excluding the Redemption Date. A Redemption Date must fall on a date that is also a Dividend Payment

Date. Notwithstanding any other provision in this Section 5 if the redemption of any shares of Designated Preferred Stock pursuant to this Section 5 is to be consummated in connection with a Company Sale, then the Issuer may elect, by giving notice thereof in the Redemption Notice, for such redemption to be contingent on and simultaneous with the consummation of such Company Sale.

(c) The Issuer shall redeem the shares of Designated Preferred Stock specified in the applicable Redemption Notice on the Redemption Date on a pro rata basis among all Holders whose shares have been called for redemption and shall pay to each such Holder (upon surrender by such Holder at the Issuer’s principal office of the certificate representing the shares of Designated Preferred Stock held by such Holder to be redeemed duly endorsed in blank or to the Issuer, or, if no such certificate has been issued representing such shares, then upon written notice given by such Holder together with an appropriate duly executed assignment of such shares of Designated Preferred Stock) an amount per share of Designated Preferred Stock that is equal to the Redemption Value thereof. All payments pursuant to this Section 5, shall be made in cash in immediately available funds. Following any such Redemption Date and the payment of the Redemption Value, the shares of Designated Preferred Stock shall represent the right only to receive the Redemption Value thereof as of such Redemption Date and shall not accrue any dividends following such Redemption Date.

(d) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

Section 6. Conversion. Holders of shares of Designated Preferred Stock shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The Holders shall not have any voting rights except as set forth below or as otherwise from time to time required by law. Each Holder shall be entitled to one vote for each share of Designated Preferred Stock held by such Holder with respect to any matter where the separate vote of the Holders is expressly required hereunder or under applicable law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and when dividends on any shares of the Designated Preferred Stock or any Parity Stock having similar voting rights shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive Dividend Periods (a “Nonpayment”), the Holders, voting together as a class with holders of any and all other series of such Parity Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Issuer to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Issuer’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20%

of the Designated Preferred Stock or of any other series of Parity Stock having similar voting rights (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the Issuer’s stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Designated Preferred Stock or other such Parity Stock, and delivered to the Secretary of the Issuer in such manner as provided for in Section 9 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Designated Preferred Stock and any such series of Parity Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular Dividend Periods following the Nonpayment. Whether a plurality, majority or other portion of the shares of Series A Preferred Stock and any other Parity Stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least four regular Dividend Periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Designated Preferred Stock and any other class or series of Parity Stock, the holders of the Designated Preferred Stock and all other holders of Parity Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four regular Dividend Periods following a Nonpayment, the Issuer may take account of any dividend it elects to pay for any Dividend Period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Designated Preferred Stock together with all series of Parity Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Designated Preferred Stock and all Parity Stock then having the voting rights described above (voting together as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Class Voting Rights as to Other Matters. In addition to any vote or consent required by law or by the Charter or Bylaws, until the earlier of such time that (A) all shares of Designated Preferred Stock are redeemed or repurchased by the Issuer, or have been duly called for redemption and all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the Holders of the shares called for redemption, with a bank or trust company that is not an Affiliate of the Issuer doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, and (B) the Liquidation Amount in respect of all outstanding shares of Designated Preferred Stock has been reduced to zero, the vote or consent of the Holders of at least two-thirds of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for the Issuer to:

(i) Authorization or Issuance of Senior Stock. Authorize or issue any Equity Securities of the Issuer that rank senior to the Designated Preferred Stock with respect to dividends or upon a sale or liquidation of the Issuer;

(ii) Amendment of Designated Preferred Stock. Amend, alter or repeal, whether by amendment, merger, consolidation, combination, reclassification or otherwise, any provision of this Amended Certificate of Designation, the Charter or the Bylaws if such action would amend, alter or affect the powers, preferences or rights of, or limitations relating to, the Designated Preferred Stock in any manner materially adverse to the Holders of Designated Preferred Stock, including any change to Section 3 hereof; or

(iii) Repurchases of Other Stock. To the extent that the Issuer has failed to pay the Dividend Amount with respect to the immediately preceding Dividend Period, redeem, purchase or otherwise acquire, directly or indirectly, any Junior Stock or Parity Stock other than as permitted by Section 3(d).

The determination of the Holders as to whether to consent to any of the actions described in this Section 7 shall be entitled to be made in the sole discretion of such Holders acting in their own best interests.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by the Charter and the Bylaws and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Amended Certificate of Designation shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the notice address for such recipient set forth on the Issuer’s books and records, or to such other notice address as the recipient party has specified by prior written notice to the Issuer.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the Charter or the Bylaws, or as provided by applicable law.

Section 13. Certain Amendments. In addition to any vote or other approval required by the Charter or Bylaws or applicable law, any amendment, modification or waiver of Section 7(c) or this Section 13 of this Amended Certificate of Designation, whether by amendment, merger, consolidation, combination, reclassification or otherwise, may be made only with the prior approval of the Holders of two-thirds of the then outstanding Designated Preferred Stock.

EXHIBIT 1

Opinion of In-House Counsel to the Company

[See Attached]

March 25, 2011

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

as Representatives of the several Underwriters named in

Schedule III to the Underwriting Agreement referred to below

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	Ally Financial Inc.

40,870,560 Shares of Fixed Rate/Floating Rate Perpetual Preferred Securities, Series A

(Liquidation Amount $25 Per Share) (the “Securities”)

Ladies and Gentlemen:

This letter is addressed to you pursuant to Section 4(c) of the Underwriting Agreement (the “Underwriting Agreement”), dated March 22, 2011, among GM Preferred Finance Co. Holdings LLC, a Delaware limited liability company, Ally Financial Inc., a Delaware corporation (the “Company”), and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named in Schedule III thereto. The terms defined in the Underwriting Agreement are used herein as defined therein.

I am Counsel to the Company. I have examined, or have caused persons under my supervision to examine, originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for the purposes of this opinion. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the original of such copies.

Upon the basis of the foregoing, I am of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus. The Company has the corporate power and authority to issue the Securities, to enter into the Underwriting Agreement and to perform its obligations thereunder.

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. The execution, delivery and performance of the Underwriting Agreement by the Company, and the sale of the Securities in compliance with the terms and provisions thereof, will not result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements or instruments of the Company filed by the Company with the Commission as exhibits to the Registration Statement (Registration No. 333-165610) and to its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and (ii) Current Reports on Form 8-K filed from January 14, 2011 to the date hereof.

My opinion is limited to matters governed by the Federal laws of the United States of America and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware General Corporation Law and such applicable provisions of the Delaware Constitution). I am not admitted to practice law in the State of Delaware.

This opinion is solely for your benefit in connection with the offer and sale of the Securities, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission, except that The Bank of New York Mellon may rely on this opinion as if it were addressed to them.

Very truly yours,

Jeffrey A. Belisle
Counsel
Ally Financial Inc.

[Ally Company Counsel Opinion Signature Page]

EXHIBIT 2

Opinion of Davis Polk & Wardwell LLP, special counsel to the Company

[See Attached]

March 25, 2011

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

as Representatives of the several Underwriters named in

Schedule III to the Underwriting Agreement referred

to below

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

We have acted as special counsel for Ally Financial Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated March 22, 2001 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule III thereto and GM Preferred Finance Co. Holdings LLC (the “Selling Securityholder”) under which you and such other Underwriters have severally agreed to purchase from the Selling Securityholder an aggregate of 40,870,560 shares (the “Shares”) of its Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A, liquidation amount $25 per share.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also reviewed the Company’s registration statement on Form S-3 (File No. 333-165610) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated March 22, 2011 relating to the Shares, the final term sheet dated March 22, 2011 filed with the Commission pursuant to Rule 433 (the “Final Term Sheet”) and the prospectus supplement dated March 22, 2011 relating to the Shares (the “Prospectus Supplement”). The registration statement became effective under the Act upon the filing of the registration statement with the Commission on March 22, 2010 pursuant to Rule 462(e). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated March 22, 2010 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

Based upon the foregoing, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has the corporate power and authority to enter into the Underwriting Agreement and to perform its obligations thereunder.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any agreement that is an exhibit to the Registration Statement.

4.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

5.	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.	The Shares have been duly authorized; the Shares have been validly issued and are fully paid and nonassessable; and the Shares conform to the description of such Shares contained in the Prospectus Supplement; the stockholders of the Company have no preemptive rights with respect to the Shares.

We have considered the statements included in the Prospectus under the caption “Description of Series A Preferred” insofar as they summarize provisions of the certificate of incorporation and by-laws of the Company. In our opinion, such statements fairly summarize these provisions in all material respects.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Underwriting Agreement, the Shares or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

We express no opinion as to whether a New York State or United States federal court would enforce the exclusivity of the jurisdiction of any New York State or United States federal court provided for in the Underwriting Agreement.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

EXHIBIT 3

Negative Assurance Letter of Davis Polk & Wardwell LLP, special counsel to the Company

[See Attached]

March 25, 2011

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

as Representatives of the several Underwriters named in

Schedule III to the Underwriting Agreement referred

to below

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

We have acted as special counsel for Ally Financial Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated March 22, 2001 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule III thereto and GM Preferred Finance Co. Holdings LLC (the “Selling Securityholder”) under which you and such other Underwriters have severally agreed to purchase from the Selling Securityholder an aggregate of 40,870,560 shares (the “Shares”) of its Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A, liquidation amount $25 per share.

We have also reviewed the Company’s registration statement on Form S-3 (File No. 333-165610) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated March 22, 2011 (the “Preliminary Prospectus Supplement”) relating to the Shares, the final term sheet dated March 22, 2011 filed with the Commission pursuant to Rule 433 (the “Final Term Sheet”) and the prospectus supplement dated March 22, 2011 relating to the Shares (the “Prospectus Supplement”). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated March 22, 2010 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the Final Term Sheet set forth in Schedule I to the Underwriting Agreement for the Shares are hereinafter called the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the caption “Description of the Series A Preferred”). However, in the course of our acting as counsel to the Company in connection with the review of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Shares:

(a)	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)	at : A/P.M. New York City time on March 22, 2011, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus. It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3. Statistical Disclosure by Bank Holding Companies” under the Act is financial data. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

EXHIBIT 4

Opinion of Kirkland & Ellis LLP, counsel to the Selling Securityholder

The opinion of the counsel for the Selling Securityholder, to be delivered pursuant to Section 4(f) of this Agreement shall be to the effect that:

1.	The Underwriting Agreement has been duly authorized by the Selling Securityholder.

2.	The Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Securityholder.

3.	Upon payment for the Securities to be sold by the Selling Securityholder to the Underwriters pursuant to the Underwriting Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by The Depositary Trust Company (“DTC”), registration of such Securities in the name of Cede & Co. or such other nominee and the crediting of such Securities on the records of DTC to securities accounts of such Underwriters: (A) DTC through Cede & Co. or such other nominee shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) (assuming that neither DTC nor Cede & Co. or other nominee has notice of any adverse claim (within the meaning of Sections 8-102(a)(1) and 8-105 of the UCC)); (B) under Section 8-501 of the UCC, such Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Securities; and (C) assuming such Underwriters have so acquired such security entitlement without notice of any adverse claim (within the meaning of Sections 8-102(a)(1) and 8-105 of the UCC) to such Securities, no action based on any adverse claim (within the meaning of Sections 8-102(a)(1) and 8-105 of the UCC) to such Securities may be asserted against such Underwriters. For purposes of our opinion in this paragraph 3, we have assumed that when such payment, delivery, registration and crediting occur, (x) the Securities being sold by the Selling Securityholder will have been registered in the name of Cede & Co. or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be a “clearing corporation” and thus a “securities intermediary” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriters on the records of DTC will have been made pursuant to the UCC.